As filed with the Securities and Exchange Commission on December 13, 2012
Registration No. 333-

         UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2415696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 Wild Basin Road, Suite 100
Austin, Texas 78746
(512) 437-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Goepel
President and Chief Executive Officer
Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, Texas 78746
(512) 437-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey C. Robbins
Messerli & Kramer P.A.
100 South Fifth Street, Suite 1400
Minneapolis, Minnesota 55402
(612) 672-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Debt securities
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share
Debt warrants
Equity warrants
Units
Total	$30,000,000	$4,092

(1)
Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. At no time will the aggregate maximum offering price of all securities issued in any given 12-month period exceed the amount allowed for in General Instruction I.B.6.

(2)
Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 13, 2012

PROSPECTUS

$30,000,000

Debt Securities
Preferred Stock
Common Stock
Debt Warrants
Equity Warrants
Units
________________________

We may from time to time offer to sell any combination of debt securities, preferred stock, common stock, debt warrants and equity warrants described in this prospectus, either individually or in units, in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $30,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ASUR.” On December 11, 2012, the closing price of our common stock was $6.20.

Investing in our securities involves risks. See “Risk Factors“ on page 4.

The aggregate market value of our outstanding common stock held by non-affiliates is $26,587,193, based on 5,260,048 shares of outstanding common stock, of which 4,288,257 are held by non-affiliates, and a per share price of $6.20 based on the closing sale price of our common stock on December 11, 2012. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.
______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
______________________

The date of this prospectus is                     , 2012

____________________

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT ASURE SOFTWARE

We are a leading provider of cloud-based workforce management solutions that enable organizations to manage their office environment as well as their human resource and payroll processes effectively and efficiently.  We offer two main product lines which provide workspace management solutions and workforce management solutions.  Our workspace management solution automates the scheduling of a facility, including reserving rooms, requesting equipment, ordering food, sending invitations and reporting on the meeting environment.  With our acquisition of PeopleCube in July 2012, we also offer solutions that enable organizations to maximize the efficient use of their real estate and energy.  Our workforce management product line simplifies HR processes and improves productivity by managing and communicating human resource information, employee benefits and payroll information.

 Our principal executive offices are located at 110 Wild Basin Road, Suite 100, Austin, Texas 78746, and our telephone number is (512) 437-2700.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the risks described below as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor also may adversely affect our business, financial condition and results of operations and the value of an investment in our securities.

Risks Related to our Business and Industry

We have a history of losses, and we may not achieve or sustain profitability in the future.

We have incurred annual net losses since 2008 and in other years before 2007.  As of September 30, 2012, our accumulated deficit was approximately $267 million. We may continue to incur losses for the foreseeable future, and such losses may be substantial. We will need to generate and sustain increased revenues to achieve future profitability. Given our history of losses, we cannot assure you that we will be able to achieve or maintain profitability in the future.

If the market for cloud solutions for workplace applications does not evolve as we anticipate, our revenues may not grow and our operating results would be harmed.

Our success will depend, to a large extent, on the willingness of prospective customers to increase their use of cloud solutions for their workplace applications. However, the market for cloud solutions for workplace applications is at an early stage and it is difficult to predict important trends, if any, of the market for cloud-based workplace applications. Many companies may be reluctant or unwilling to migrate to cloud solutions. Other factors that may affect market acceptance of our cloud-based workplace applications include:

•	our ability to maintain high levels of customer satisfaction;

•	the level of customization of configuration we offer; and

•	the price, performance and availability of competing products and services.

If the market for cloud solutions for workplace applications does not evolve in the way we anticipate or customers do not recognize the benefits of cloud solutions, and as a result we are unable to increase sales of subscriptions for our products, then our revenues may not grow or may decline and our operating results would be harmed.

If we fail to develop or acquire new products or enhance our existing products, our revenue growth will be harmed and we may not be able to achieve profitability.

Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to enhance and improve our existing products and to introduce new products in a timely manner. The success of any enhancement or new product depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or new product. Any new product we develop or acquire may not be introduced in a timely or cost-effective manner and may not achieve the broad customer acceptance necessary to generate significant revenue. If we are unable to successfully develop or acquire new products or enhance our existing products to meet customer requirements and keep pace with technological developments, our revenue will not grow as expected and we may not be able to achieve profitability.

Adverse economic conditions or reduced investments in cloud-based applications and information technology spending may adversely impact our business.

Our business depends on the overall demand for cloud-based applications and information technology spending and on the economic health of our current and prospective customers. If the conditions in the U.S. and global economic environment remain uncertain or unstable, our business, operating results and financial condition may be materially adversely affected. Weak or volatile economic conditions, or a reduction in spending for cloud-based applications and information technology, would likely harm our business and cause a decline in our revenues.

Terms of our recent borrowings may affect our business operations and we would incur significant disruption if we defaulted in our loan obligations.

In connection with our recent acquisition of PeopleCube, we entered into a loan agreement with Deerpath Funding, L.P.  The Deerpath loan agreement contains limitations on our ability to incur future debt and liens and conduct future mergers and acquisitions, sales of assets or loans or advances to and investments in others, make dividends or other distributions, incur capital expenditures and adjust management compensation. We are also required to maintain a certain minimum EBITDA and certain senior debt to EBITDA and fixed charge coverage ratios.  We have pledged substantially all of our assets to Deerpath to secure the loan facility.  If we default under the loan agreement, Deerpath could foreclose upon our assets or otherwise divert cash flows otherwise available to operate and grow our business.  In any such case, our business and stock price would likely be harmed.

Our business depends substantially on retaining our current customers, and any decline in our customer renewals could harm our future operating results.

We offer our products primarily pursuant to a cloud-based or software-as-a-service model, and our customers purchase subscriptions from us that are generally one year in length. Our customers have no obligation to renew their subscriptions after their subscription period expires, and they may not renew their subscriptions at the same or higher levels or at all. As a result, our ability to grow depends in part on customers renewing their existing subscriptions and purchasing additional subscriptions. We have limited historical data with respect to rates of customer subscription renewals, upgrades and expansions, so we may not accurately predict future trends in customer renewals. Our customers’ renewal rates may decline or fluctuate due to a number of factors, including their satisfaction or dissatisfaction with our solutions, the prices of our solutions, the prices of products or services offered by our competitors, reductions in our customers’ spending levels due to the macroeconomic environment or other factors. If our customers do not renew their subscriptions to our products, renew on less favorable terms or do not purchase additional subscriptions, our revenues may grow more slowly than expected or decline and our results of operations may be harmed.

If we are unable to continue to attract new customers, our growth could be slower than we expect.

We believe that our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend, in large part, upon continually attracting new customers and obtaining subscription renewals to our products from those customers. If we fail to attract new customers, our revenues may grow more slowly than expected and our business may be harmed.

Software defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Any defects that cause interruptions in the availability or functionality of our products could result in:

•	lost or delayed customer acceptance and sales of our products;

•	loss of customers;

•	product liability and breach of warranty claims against us;

•	diversion of development and support resources;

•	harm to our reputation; and

•	increased billing disputes and customer claims for fee credits.

If our security measures are breached or unauthorized access to customer data is otherwise obtained, customers may perceive our applications as not being secure and may reduce the use of or stop using our applications and we may incur significant liabilities.

Our applications involve the storage and transmission of our customers’ proprietary information, including personal or identifying information regarding their employees, customers and suppliers, as well as their finance and payroll data.  As a result, unauthorized access or security breaches could result in the loss of information, litigation, indemnity obligations and other liability.  While we have security measures in place to protect customer information and prevent data loss and other security breaches, if these measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and someone obtains unauthorized access to our customers’ data, our reputation could be damaged, our business may suffer and we could incur significant liability.  Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.  Any or all of these issues could negatively affect our ability to attract new customers, cause existing customers to elect to not renew their subscriptions, result in reputational damage or subject us to third-party lawsuits, regulatory fines or other action or liability or increase our costs, any of which could adversely affect our operating results.

We depend on data centers operated by third parties and any disruption in the operation of these facilities could adversely affect our business.

We host our applications and serve all of our customers from data centers located in Illinois, Massachusetts, Texas, Virginia, and the United Kingdom.  While we control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities.  The owners of our data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all.  If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

Problems faced by our third-party data center locations, with the telecommunications network providers with whom we or they contract or with the systems by which our telecommunications providers allocate capacity among their customers, including us, could adversely affect the experience of our customers.  Our third-party data centers operators could decide to close their facilities without adequate notice.  In addition, any financial difficulties, such as bankruptcy, faced by our third-party data centers operators or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict.  Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business.  Any changes in third-party service levels at our data centers or any errors, defects, disruptions or other performance problems with our applications could adversely affect our reputation and may damage our customers’ stored files or result in lengthy interruptions in our services.  Interruptions in our services might reduce our revenues, cause us to issue refunds to customers for prepaid and unused subscription services, subject us to potential liability or adversely affect our renewal rates.

Furthermore, our payroll applications are essential to our customers’ employment and compensation programs.  Any interruption in our service may affect the availability, accuracy or timeliness of these programs and could damage our reputation, cause our customers to terminate their use of our application, require us to indemnify our customers against certain losses and prevent us from gaining additional business from current or future customers.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our applications and adversely affect our business.

Our customers can use our applications to collect, use and store personal or identifying information regarding their employees, customers and suppliers.  Federal, state and foreign government bodies and agencies have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from consumers and individuals.  The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our applications and reduce overall demand, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws.  Furthermore, privacy concerns may cause our customers’ workers to resist providing the personal data necessary to allow our customers to use our applications effectively.  Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our applications in certain industries.

All of these domestic and international legislative and regulatory initiatives may adversely affect our customers’ ability to process, handle, store, use and transmit demographic and personal information from their employees, customers and suppliers, which could reduce demand for our applications.  The European Union and many countries in Europe have stringent privacy laws and regulations, which may impact our ability to profitably operate in certain European countries.

In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us.  If the processing of personal information were to be curtailed in this manner, our software applications would be less effective, which may reduce demand for our applications and adversely affect our business.

Because we sell applications to manage complex operating environments of large customers, we encounter long sales cycles, which could adversely affect our operating results in a given period.

Our ability to increase revenues and maintain profitability depends, in large part, on widespread acceptance of our applications by large businesses and other organizations.  As we target our sales efforts at these customers, we face greater costs, longer sales cycles and less predictability in completing some of our sales.  In the large enterprise market, the customer’s decision to use our applications may be an enterprise-wide decision and, therefore, these types of sales require us to provide greater levels of education regarding the use and benefits of our applications.  In addition, because we are relatively new to our business with a limited operating history, our target customers may prefer to purchase applications that are critical to their business from one of our larger, more established competitors.  Our typical sales cycles are six to nine months, and we expect that this lengthy sales cycle may continue or increase.  Longer sales cycles could cause our operating and financial results to suffer in a given period.

It takes approximately three months for typical deployments of our applications, depending on the number and type of applications, the complexity and scale of the customers’ business, the configuration requirements and other factors, many of which are beyond our control.  Although our contracts are generally noncancellable by the customer, at any given time, a significant percentage of our customers may be still in the process of deploying our applications, particularly during periods of rapid growth.

The loss of one or more of our key customers, or a failure to renew our subscription agreements with one or more of our key customers, could negatively affect our ability to market our applications.

We rely on our reputation and recommendations from key customers in order to promote subscriptions to our applications.  The loss of any of our key customers, or a failure of some of them to renew, could have a significant impact on our revenues, reputation and our ability to obtain new customers.  In addition, acquisitions of our customers could lead to cancellation of our contracts with those customers or by the acquiring companies, thereby reducing the number of our existing and potential customers.

If we fail to meet our contractual service level commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face contract terminations, which could adversely affect our revenues.

Our customer agreements typically provide service level commitments on a monthly basis.  If we are unable to meet the stated service level commitments or suffer extended periods of unavailability for our applications, we may be contractually obligated to provide these customers with service credits, refunds for prepaid amounts related to unused subscription services, or we could face contract terminations.  Our revenues could be significantly affected if we suffer unscheduled downtime that exceeds the allowed downtimes under our agreements with our customers.  Any extended service outages could adversely affect our reputation, revenues and operating results.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Once our applications are deployed, our customers depend on our support organization to resolve technical issues relating to our applications.  We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services.  We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors.  Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results.  In addition, our sales process is highly dependent on our applications and business reputation and on positive recommendations from our existing customers.  Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our applications to existing and prospective customers, and our business, operating results and financial position.

We face competition in our markets, and if we do not compete effectively, our operating results may be harmed.

The market for cloud-based workplace management software solutions is highly competitive and rapidly changing and fragmented, with increasingly and relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margin or the failure of our products and services to achieve or maintain more widespread market acceptance.

Many of our actual and potential competitors have competitive advantages, such as greater brand name recognition, larger sales and marketing budgets and resources, broader distribution networks and more established relationships with distributors and customers, greater resources to develop and introduce solutions that compete with our products and substantially greater financial, technical and other resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. If we are not able to compete effectively, our operating results will be harmed.

If we fail to manage our technical operations infrastructure, our existing customers may experience service outages and our new customers may experience delays in the deployment of our applications.

We have experienced significant growth in the number of users, transactions and data that our operations infrastructure supports.  We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers.  We also seek to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments.  In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our applications.  However, the provision of new hosting infrastructure requires significant lead time.  We may in the future experience website disruptions, outages and other performance problems.  These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues.  In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time.  If we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses.  If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and adversely affect our revenues.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Patent and other intellectual property disputes are common in the software and technology industries. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. They may also assert such claims against our customers or channel partners whom we typically indemnify against claims that our solutions infringe, misappropriate or otherwise violate the intellectual property rights of third parties. As the numbers of products and competitors in our market increase and overlaps occur, claims of infringement, misappropriation and other violations of intellectual property rights may increase. Any claim of infringement, misappropriation or other violation of intellectual property rights by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from our business.

An adverse outcome of a dispute may require us to:

•	pay substantial damages, including treble damages, if we are found to have willfully infringed a third party’s patents or copyrights;

•	cease making, licensing or using products that are alleged to infringe or misappropriate the intellectual property of others;

•	expend additional development resources to attempt to redesign our products or otherwise develop non-infringing technology, which may not be successful;
•	enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies or intellectual property rights; and

•	indemnify our partners and other third parties.

In addition, royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. Some licenses may also be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Any of the foregoing events could seriously harm our business, financial condition and results of operations.

Failure to protect and enforce our intellectual property rights could substantially harm our business and operating results.

The success of our business depends in part on our ability to protect and enforce our trade secrets, trademarks, copyrights and other intellectual property rights. We attempt to protect our intellectual property under copyright, trade secret and trademark laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection.

We primarily rely on our unpatented proprietary technology and trade secrets. Despite our efforts to protect our proprietary technology and trade secrets, unauthorized parties may attempt to misappropriate, reverse engineer or otherwise obtain and use them. The contractual provisions that we enter into with employees, consultants, partners, vendors and customers may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of our proprietary technology or intellectual property rights. Moreover, policing unauthorized use of our technologies, solutions and intellectual property is difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. We may be unable to determine the extent of any unauthorized use or infringement of our solutions, technologies or intellectual property rights.

From time to time, legal action by us may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results and financial condition.

We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management, particularly Patrick Goepel, our President and Chief Executive Officer, and other key employees to execute on our business plan and strategies. Although our executive officers are currently covered by employment agreements, other members of our senior management team are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of the services of our senior management, particularly Mr. Goepel, or other key employees for any reason could significantly delay or prevent the achievement of our strategic objectives and harm our business, financial condition and results of operations.

If we are unable to hire, retain and motivate qualified personnel, our business may suffer.

Our future success depends, in part, on our ability to attract and retain highly skilled personnel. The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harm our business, financial condition and results of operations. Any of our employees may terminate their employment at any time. Competition for sales, marketing and technical personnel is particularly intense in the software and technology industries. We may not be able to compete for these personnel.

Our inability to successfully acquire and integrate other businesses, products or technologies could impact our financial position.

As part of our growth strategy, we have recently completed business and technology acquisitions and plan to continue to pursue acquisitions in the future.  The environment for acquisitions in our industry is very competitive and acquisition purchase prices may exceed what we would prefer to pay. Moreover, achieving the anticipated benefits of future acquisitions will depend in part upon whether we can integrate acquired operations, products and technologies in a timely and cost-effective manner. The acquisition and integration process is complex, expensive and time consuming, and may cause an interruption of, or loss of momentum in, product development, sales activities and core operations. We may not find suitable acquisition candidates, and financing to complete future acquisitions may not be available on favorable terms to us, or at all. Acquisitions we complete may be unsuccessful. If we consummate a transaction, we may be unable to integrate and manage acquired products, technologies and businesses effectively or retain key personnel, customers or partners. If we are unable to effectively execute acquisitions, our business, financial condition and operating results could be adversely affected.

We use third-party software that may be difficult to replace or could cause errors or failures of our products that could lead to lost customers or harm to our reputation.

We license software from various external parties to offer with or integrated into our products. In the future, this software may not continue to be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of this software could result in delays in the provisioning of our products until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. In addition, any errors or defects in third-party software could result in errors or a failure of our products, which could harm our business and be costly to correct.

We recognize revenues from subscriptions over the term of the applicable agreement, and therefore any decreases or increases in bookings are not immediately reflected in our operating results.

We recognize revenues from subscriptions over the term of the relevant subscription agreement, which is typically one year. As a result, the majority of our reported revenues in each quarter are derived from the recognition of deferred revenues relating to subscriptions entered into during previous quarters. Consequently, a decline in demand for our products in any period may not significantly reduce our revenues for that period, but could negatively affect revenues in future periods. Accordingly, the effect of significant downturns in bookings may not be fully reflected in our results of operations until future periods. We may be unable to adjust our costs and expenses to compensate for such a potential shortfall in revenues. Our subscription model also makes it difficult for us to rapidly increase our reported revenues through additional bookings in any period, as we recognize revenues ratably over the subscription period.

Changes in laws or regulations related to the Internet may diminish the demand for our products and could have a negative impact on our business.

We deliver our products through the Internet. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting data privacy and the use of the Internet. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the Internet or on commerce conducted via the Internet. These laws or charges could limit the viability of Internet-based solutions such as ours and reduce the demand for our products.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and impact our operating results.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Ownership of our Securities

We may need to raise additional capital to continue to fund the growth of our business.

                We may need to raise additional funds to continue to fund the growth of our business. Equity or debt financing options may not be available on terms favorable to us or at all. Additional sales of our common stock or securities convertible into our common stock will dilute existing stockholders and may result in a decline in our stock price. If we engage in debt financing, we may be required to accept terms that further restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we are unable to raise additional capital, we may not be able to further develop or enhance our products, respond to competitive pressures or unanticipated working capital requirements, acquire complementary technologies, products or businesses or otherwise achieve our business objectives.

We may incur additional liquidated damages to the selling stockholders if we do not meet our registration obligations under the registration rights agreement.

In September 2012 and pursuant to a separate prospectus, we registered shares of our Common Stock underlying certain subordinated debentures for public resale.  We are obliged to maintain the effectiveness of the related registration statement until all covered shareholders may freely resell their shares publicly without the benefit of the registration statement.  If we fail to comply with the maintenance provisions of the registration rights agreement, we are obliged to pay each shareholder an amount of cash equal to 0.5% of the amount paid for such holder’s subordinated convertible note on the initial date of the maintenance failure and on every 30th day thereafter until we cure the maintenance failure.  We cannot assure that that we can maintain the effectiveness of this registration statement for the time period necessary to avoid payment of liquidated damages.  Any payment of liquidated damages would increase our expenses and reduce our cash resources.

Control by our existing stockholders could discourage the potential acquisition of our business or adversely affect our stock price.

Currently, our executive officers, directors and their affiliates beneficially own approximately 21.4% of our outstanding common stock.  Acting together, these insiders may be able to elect our entire Board of Directors and control the outcome of all other matters requiring stockholder approval.  This voting concentration may also have the effect of delaying or preventing a change in our management or control or otherwise discourage potential acquirers from attempting to gain control of us, and may affect the market price of our common stock.  If potential acquirers are deterred, you may lose an opportunity to profit from a possible acquisition premium in our stock price.  This significant concentration of stock ownership may also adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Our quarterly operating results may vary from period to period, which could cause the trading price of our stock to decline.

Out operating results have historically varied from period to period, and we expect that they will continue to do so as a result of a number of factors, many of which are outside our control, including:

• the level of demand for our products;

• changes in customer renewal rates;

• changes in the growth rate of our markets;

• failure to meet revenue and other financial measure estimates;

• the timing and success of new product introductions by us or our competitors or any other changes in the competitive landscape of our industry;

• the introduction or adoption of new technologies that compete with our products;

• insolvency or other credit difficulties affecting the ability of our customers to purchase or pay for our products;

• general economic conditions; and

• future accounting pronouncements or changes on our accounting policies.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and bylaws may delay or prevent an acquisition of us or a change in our management. These provisions include the ability of our board of directors to issue preferred stock without stockholder approval and a limitation on who may call a special meeting of stockholders. In addition, our amended and restated rights agreement is designed to assist in limiting the number of 5% or more owners and thus reduce the risk of a “change of ownership” under Section 382 of the Internal Revenue Code.

Further, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us. Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.

Sales of substantial amounts of our common stock by our stockholders, or the perception that substantial sales may be made, could cause the market price of our common stock to decline.  These sales might also make it more difficult for us to sell equity securities at a time and price we consider appropriate.

We incur significant costs as a result of complying with the laws and regulations affecting public companies.

As a public company, we will continue to incur significant legal, accounting and other expenses, including those associated with public company reporting requirements. We also have incurred and will incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as new rules implemented by the SEC and the NASDAQ Stock Market LLC. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

We have not paid dividends in the past and do not expect to pay dividends in the future.

We have paid no cash dividends on our common stock to date and currently intend to retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be an investor’s sole source of gain for the foreseeable future.

Any debt securities that we may issue could contain covenants that may restrict our ability to obtain financing, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue stock.  Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing, will increase the cost of our debt and may magnify the results of any default under any of our outstanding indebtedness.

The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing.  In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness.  Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements.  Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements are often identified by the use of words such as “may,” “will,” “could,” “expect,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe” and similar expressions or variations. All forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus.  Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes.  We may also use a portion of our net proceeds to acquire complementary products, technologies or businesses.  We currently have no agreements or commitments to complete any such transactions.  We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific primary offering.  We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.  As a result, our management will have broad discretion in the allocation of the net proceeds.  Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30,	Twelve Months Ended December 31,		Five Months Ended December 31.	Twelve Months Ended July 31,
	2012	2011	2010	2009	2009	2008	2007
Ratio of earnings to fixed charges	-	-	-	-	-	-	47.22	x
Deficiency of earnings available to cover fixed charges (in thousands)	$2,203	$577	$1,145	$1,432	$9,845	$12,687	N/A

For each of the periods presented with a loss, we have provided the deficiency amounts.  Fixed charges represent interest expense, amortization of original issue discounts, amortization of capitalized expenses related to indebtedness and estimated interest component of rental expense. Earnings consist of pre-tax income (loss from) continuing operations before fixed charges.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	through agents; and/or

•	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time.  We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public.  In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.  In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

The securities may or may not be listed on a national securities exchange.  To facilitate the offering of securities, certain persons or entities participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involves the sale by persons or entities participating in the offering of a greater number of securities than we sold to them as part of the offering.  In these circumstances, these persons or entities would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons or entities may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part.  In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under one or more separate indentures to be entered into between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. (Section 2.1). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7).

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV).

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•
we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1).

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Asure Software and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Asure Software; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12).

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7).

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8).

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5).

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13).

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3).

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10).

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended, or certificate of incorporation, and our Amended and Restated Bylaws, or bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us.  See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 11,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, $0.01 par value per share. As of December 11, 2012, we had 5,260,048 shares of common stock outstanding and 105,000 shares of common stock issuable upon conversion of our outstanding convertible notes. In addition, as of December 11, 2012, we had an aggregate of 678,025 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2009 Equity Plan and an aggregate of 183,198 shares of common stock reserved for issuance pursuant to future grants under our 2009 Equity Plan.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Nonassessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws — Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law” for a description of provisions of our certificate of incorporation and bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 1,500,000 shares of preferred stock, $0.01 par value per share.  Of those shares, we have at the date of this prospectus 350,000 shares of Series A Junior Participating Preferred Stock authorized, none of which shares are outstanding.  The balance of our preferred stock is undesignated.

Series A Junior Participating Preferred Stock and Related Rights

In October 2009, we declared a dividend per share of common stock of one right (a “Right”) to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock (the “Series A Stock”) at a price of $1.7465 per one thousandth of a share of Series A Stock, subject to adjustment (the “Exercise Price”).  The Rights are not exercisable until the Distribution Date referred to below.  Until the Rights are exercised, the Rights holders will not have rights as our stockholders, including, without limitation, the right to vote or to receive dividends.  The description and terms of the Rights are described in the Amended and Restated Rights Agreement between American Stock Transfer & Trust Company LLC and us, dated as of October 28, 2009, which we have previously filed with the U.S. Securities and Exchange Commission.  We qualify the following summary by reference to the Amended and Restated Rights Agreement.

The Amended and Restated Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of our outstanding common stock without the prior approval of our board.  Stockholders who owned 4.9% or more of our outstanding common stock in October 2009 will not trigger the Amended and Restated Rights Agreement if they do not increase their common stock ownership by more than one-half of 1% of our outstanding common stock.  Generally, a person or group that acquires shares of our common stock in excess of this threshold is called an “Acquiring Person.” Any Rights held by an Acquiring Person are void and may not be exercised.

The Rights become exercisable, if at all, ten days after a public announcement by us that a person or group has become an Acquiring Person.  Until that date (the “Distribution Date”), our common stock certificates will evidence the Rights and will contain a notation to that effect.  Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights.  If the Rights become exercisable, each Right will allow its holder to purchase from us one one-thousandth of a share of Series A Stock for a purchase price of $1.7465.  Each fractional share of Series A Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of common stock.  After the Distribution Date, the Rights will separate from the common stock and be evidenced by a Rights certificate, which we will mail to all holders of the Rights that are not void.

In addition, if a person or group becomes an Acquiring Person after the Distribution Date or already is an Acquiring Person and acquires more shares after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase a number of shares of common stock (in lieu of Series A Stock) with a market value of twice the Exercise Price, upon payment of the purchase price.

The Rights will expire on the earliest of (a) October 28, 2019, (b) the exchange or redemption of the Rights, (c) consummation of a merger or consolidation or sale of assets resulting in expiration of the Rights, (d) the consummation of a reorganization transaction entered into by us that our board determines will help prevent US from experiencing a change of ownership under Section 382 of the Internal Revenue Code and protect our net operating loss carryforwards, (e) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or any other change, if our board determines the Amended and Restated Rights Agreement is no longer necessary for the preservation of tax benefits, or (f) the beginning of our taxable year as to which our board determines that we may carry no tax benefits forward.

We may, at our option and with the approval of our board, at any time prior to the close of business on the earlier of (i) the tenth day following the first date of our public announcement or an Acquiring Person that an Acquiring Person has become such or such later date as may be determined by action of a majority of the members of our board then in office and publicly announced by us or (ii) October 28, 2019, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right (the “Redemption Price”).  The Redemption Price is subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date of the Amended and Restated Rights Agreement.  We may, at our option, pay the Redemption Price either in common stock (based on its then current per share market price) or cash.  However, if our board authorizes redemption of the Rights on or after the time a person becomes an Acquiring Person, then such authorization will require the concurrence of a majority of the members of our board then in office.

In addition, after a person becomes an Acquiring Person, our board may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

Our board may adjust the purchase price of the Series A Stock, the number of shares of Series A Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the Series A Stock or common stock.

Before the Rights cease to be redeemable, our board may amend or supplement the Amended and Restated Rights Agreement without the consent of the Rights holders.  At any time thereafter, our board may amend or supplement the Amended and Restated Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Amended and Restated Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable.

Although we issued the Rights in an attempt to preserve our net operating loss carryforwards for tax purposes (which we cannot assure), the Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board.  We do not expect that the Rights will interfere with any merger or other business combination approved by our board since we may redeem the Rights at the Redemption Price prior to the date ten days after the public announcement that a person or group has become the beneficial owner of 4.9% or more of the common stock.  Further, we may exclude from the calculation of beneficial ownership any securities which a person or any of such person’s affiliates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between such person and us if our board has approved such agreement prior thereto.

General

Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporate Law, or DGCL, and our certificate of incorporation to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.  Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and such other subjects or matters as may be fixed by resolution of the board of directors.  Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock is exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

•
senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•
on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•
junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for our Series A Stock is American Stock Transfer & Trust Company.  The transfer agent and registrar for any other series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock.  The warrants may be issued independently or together with any securities and may be attached to or separate from the securities.  The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.  The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material Federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Holders may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.  Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•
if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

•	if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, a discussion of any material Federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock.  In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants.  We are not required to make adjustments in the number of shares purchasable upon exercise of the equity warrants until cumulative adjustments require an adjustment of at least 1% thereof.  We may, at our option, reduce the exercise price at any time.  No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.  Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus.  We may issue units consisting of two or more other constituent securities.  These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units.  While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement.  The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons.  Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units.  Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC.  Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records.  Beneficial owners of securities will not receive written confirmation from DTC of their purchases.  However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities.  Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities.  DTC has no knowledge of the actual beneficial owners of the securities.  DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.  We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC.  If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds.  If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.”  Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.  Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form.  Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us.  Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities.  However, if:

•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities.

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.  Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs.  It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors.  It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Preferred Stock and Related Rights

The Rights described above to acquire Series A Stock, and the ability to authorize additional undesignated preferred stock, makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or by our secretary upon order of our board of directors or the holders of 10% of the outstanding shares of each class entitled to vote.  Only one special meeting may be called per calendar year, unless at least 13 months have passed since the last annual meeting, in which case a second special meeting may be called.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Limitations on Stockholder Action by Written Consent

Our certificate of incorporation generally grants stockholders a 20-day right to reconsider and revoke an act consented to by written consent without a meeting. Written consents are valid only for 60 days from the earliest date of consents delivered to us.

Common Stock Ownership of Directors and Chief Executive Officer

Our bylaws provide common stock ownership guidelines for our independent directors and Chief Executive Officer.  Independent directors are expected to acquire and hold during their service as directors a number of shares based on years of service, ranging from one year by value of board compensation within two years of becoming a board member, to 4.5% of our outstanding shares within ten years of becoming a board member.  Our Chief Executive Officer is expected to acquire and hold during his or her service as CEO a number of shares valued as one year’s worth of annual base compensation.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies.  Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.  Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests

LEGAL MATTERS

Messerli & Kramer P.A., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Asure Software, Inc. appearing in Asure Software, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of PeopleCube Holding BV d/b/a PeopleCube for the years ended December 31, 2011 and 2010 appearing in Amendment No. 1 to our current Report on Form 8-K/A filed on September 24, 2012 have been audited by McGladrey LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, which report expresses an unqualified opinion and includes an emphasis paragraph  relating to an uncertainty as to the Company’s ability to continue as a going concern. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

 We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

 We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus.  When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement.  This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, we reference the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC.  This allows us to disclose important information to you by referencing those filed documents.  We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

· Annual Report on Form 10-K, as amended, for the year ended December 31, 2011;

· Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012;

· Current Reports on Forms 8-K filed on March 12, March 29 (but only with respect to the disclosure under Item 8.01 thereunder) July 2, July 6, July 23, July 27, August 17, September 27, October 15 and November 9, 2012;

· Current Report on Form 8-K/A and Amendment Nos. 1 and 2 thereto filed, respectively, on September 17, September 24 and September 26, 2012;

· The description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and

· The description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2678

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Asure Software, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$4,092
Blue sky qualification fees and expenses	5,000
Printing and engraving expenses	10,000
Legal fees and expenses	7,500
Accounting fees and expenses	10,000
Transfer agent and registrar fees	5,000
Trust fees and expenses	5,000
Miscellaneous expenses	3,408

Total	$50,000

ITEM 15.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by the DGCL, our certificate of incorporation provides that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our certificate of incorporation are not exclusive.

See also the undertakings set out in response to Item 17.

ITEM 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1(1) 3.2(2) 3.3(3) 3.4(4)

Restated Certificate of Incorporation

Certificate of Amendment to the Restated Certificate of Incorporation

(Second) Certificate of Amendment to the Restated Certificate of Incorporation

Amended and Restated Bylaws

4.1	Form of Common Stock Certificate

4.2(5)	Amended and Restated Rights Agreement dated as of October 28, 2009 between Forgent Networks, Inc. and American Stock Transfer & Trust Company

4.3(6) 4.4(7)	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock Form of Rights Certificate

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Debt Security

4.7*	Form of Debt Warrant

4.8*	Form of Equity Warrant

4.9	Form of Indenture, between the Registrant and one or more trustees to be named

5.1	Opinion of Messerli & Kramer P.A.
12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of McGladrey LLP

23.3	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1

(1)	Filed on December 15, 2004, as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004.
(2)	Filed on December 29, 2009, as Exhibit 3.1 to our Current Report on Form 8-K dated December 24, 2009.
(3) (4) (5) (6) (7)
Filed on May 23, 2012, as Appendix C to our Definitive Proxy Statement on Schedule 14A.
Filed on September 27, 2012, as Exhibit 10.1 to our Current Report on Form 8-K dated September 21, 2012.
Filed on October 28, 2009, as Exhibit 4.2 to our Current Report on Form 8-K dated October 28, 2009.
Filed on October 28, 2009, as Exhibit 3.1 to our Current Report on Form 8-K dated October 28, 2009.
Filed on October 28, 2009, as Exhibit 4.1 to our Current Report on Form 8-K dated October 28, 2009.

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

ITEM 17.	Undertakings.

(a)                         The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided , however , that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)               The undersigned registrant hereby further undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(1)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)                         The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)                       The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)                         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(g)                        If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 12th day of December, 2012.

ASURE SOFTWARE, INC.

By:	/s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Goepel and Paul Tesluk and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Goepel Patrick Goepel	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2012

/s/ Jennifer Crow Jennifer Crow	Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2012

/s/ David Sandberg David Sandberg	Chairman of the Board and Director	December 12, 2012

/s/ Adrian Pertierra Adrian Pertierra	Director	December 12, 2012

/s/ Matthew Behrent Matthew Behrent	Director	December 12, 2012

/s/ J. Randall Waterfield J. Randall Waterfield	Director	December 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1(1) 3.2(2) 3.3(3) 3.4(4)

Restated Certificate of Incorporation

Certificate of Amendment to the Restated Certificate of Incorporation

(Second) Certificate of Amendment to the Restated Certificate of Incorporation

Amended and Restated Bylaws

4.1	Form of Common Stock Certificate

4.2(5)	Amended and Restated Rights Agreement dated as of October 28, 2009 between Forgent Networks, Inc. and American Stock Transfer & Trust Company

4.3(6) 4.4(7)	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock Form of Rights Certificate

4.5*	Form of Preferred Stock Certificate

4.6*	Form of Debt Security

4.7*	Form of Debt Warrant

4.8*	Form of Equity Warrant

4.9	Form of Indenture, between the Registrant and one or more trustees to be named

5.1	Opinion of Messerli & Kramer P.A.
12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of McGladrey LLP

23.3	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1

(1)	Filed on December 15, 2004, as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2004.
(2)	Filed on December 29, 2009, as Exhibit 3.1 to our Current Report on Form 8-K dated December 24, 2009.
(3) (4) (5) (6) (7)
Filed on May 23, 2012, as Appendix C to our Definitive Proxy Statement on Schedule 14A.
Filed on September 27, 2012, as Exhibit 10.1 to our Current Report on Form 8-K dated September 21, 2012.
Filed on October 28, 2009, as Exhibit 4.2 to our Current Report on Form 8-K dated October 28, 2009.
Filed on October 28, 2009, as Exhibit 3.1 to our Current Report on Form 8-K dated October 28, 2009.
Filed on October 28, 2009, as Exhibit 4.1 to our Current Report on Form 8-K dated October 28, 2009.

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.